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Exhibit 10.1

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT ("Agreement") dated on or as of January 1, 2001 ("Effective Date") is by and between SILVER RAMONA MINING, INC., a Delaware corporation ("Purchaser"), and Joe Loyd and Karen Loyd ("Sellers").

                              W I T N E S S E T H:

         WHEREAS, Sellers are the owners of all issued and outstanding stock in Career Direction, Inc., a Texas Corporation ("Company"), and

         WHEREAS, Purchaser desires to purchase and Sellers desire to sell all of their shares of stock ("Shares") in Company, hereinafter described in this Agreement, and

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and undertakings herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged and confessed, and subject to the terms and conditions set forth herein, Sellers and Purchaser agree as follows:

         1. ACQUISITION.

                  (a) PURCHASE OF SHARES. Subject to and upon the terms and conditions hereinafter set forth, Sellers agree to grant, bargain, convey, sell, transfer, assign and deliver to Purchaser, and Purchaser hereby agrees to purchase from Sellers shares of stock owned by Sellers.

                  (b) CONSIDERATION. Purchaser agrees to pay to sellers at closing the following consideration:

                           (i) A certificate representing 50,000 shares of
                  Silver Ramona Mining, Inc. common stock, which Sellers may convert to $50,000 cash at sellers' option upon Purchaser's conclusion of a private placement or secondary offering of at least $2,000,000.00 on or before July 1, 2001; and

                           (ii) $150,000.00 out of the proceeds of a primary or
                  secondary offering of stock at $1.00 per share or 150,000 shares of Silver Ramona Mining, Inc. stock at $1.00 per share; the balance of $800,000.00 payable by 50,000 shares of Silver

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                  Ramona Mining, Inc. stock each quarter at a price of $1.00 per share as reflected in the attached promissory note in form and content satisfactory to the parties at Sellers' option, provided, however, that in the event Silver Ramona Mining, Inc. stock falls below a market value of $1.00 per share when each installment is due, sellers shall have the option to convert stock to cash. It is understood that as to the initial $50,000 payment made in Purchaser's stock, that Purchaser guarantees that the stock shall have a value of $50,000 on July, 2001, or it will redeem the stock for $50,000 cash on that date at Sellers' option. Purchaser will issue a Stock Pledge securing said Note.

         2. CLOSING. Closing shall occur at the offices of Curby Ligon, 8214 Westchester, Suite 500, Dallas, Texas 75225 effective January 1, 2001.

         3. REPRESENTATIONS AND WARRANTIES OF SELLERS. Sellers represent and warrant to Purchaser that:

                  (a) ORGANIZATION AND STANDING OF COMPANY. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power and authority to conduct business.

                  (b) AUTHORITY TO CONTRACT. Sellers have the legal power and right to enter into and perform this Agreement, and the consummation of the transaction described in this Agreement will not result in the breach or termination of any agreement, mortgage or instrument to which Sellers are bound.

                  (c) EMPLOYMENT. Sellers have supplied Purchaser with a complete list of all employees of company. There are no claims by employees or by any governmental agency.

                  (d) LITIGATION. Except for the matters described in Schedule ___ attached hereto, Sellers are not a party to any legal or governmental actions, claims, suits or judgment, nor do Sellers have notice of any claim or suit. Neither Sellers nor Company have filed any bankruptcy or insolvency proceeding.

                   (e) TAXES. Company has duly and timely filed all federal, state, and local tax returns required to be filed, or has made adequate provision for the payment of all taxes which are


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due pursuant to any returns. Sellers have provided Purchaser with tax returns of
Company for years 1998 and 1999.

                  (f) FINANCIAL STATEMENTS. Sellers have furnished to Purchaser financial statements of Company as of December 31, 1999 and for the period ending November 30, 2000, and the related statements of income and cash flow for the periods therein ("Financial Statements"). The Financial Statements were prepared in accordance with generally accepted accounting principles, and fairly present the financial position of Company during the period indicated. There are no material liabilities, direct or indirect, fixed or contingent of Company which are not reflected in the Financial Statements, or any amendment thereto.

                   (g) BROKERS. Sellers are not a party to or in any way obligated under a brokerage contract or other agreement and there are no outstanding claims against Sellers for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement. Sellers agree to indemnify and hold harmless Purchaser from any and all liability, for any brokerage commissions, finders fees or similar obligations contracted for or incurred by Sellers.

                   (h) GOVERNMENTAL LICENSES AND PERMITS: COMPLIANCE WITH LAWS. The Company has not received any notice of any revocation or modification or any license, certificate, tariff, permit, registration, exemption, approval or other authorization by any Governmental Entity. To the knowledge of the Sellers, the Company is in compliance with all applicable laws.

                   (i) GOOD TITLE. Sellers have good title to the shares; no claims or encumbrances exist against the shares; no other shareholders hold or claim stock in company in any manner.

                   (j) ASSETS. A complete listing of company assets is attached as Schedule ___. Company has good title to its assets including, but not limited to its tradename. Each of the above representations and warranties shall survive Closing.

         4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Sellers that:

                  (a) ORGANIZATION, STANDING AND AUTHORITY OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has


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full corporate power and authority to conduct its business as it is now being conducted and to enter into and carry out the provisions of this Agreement.

                  (b) AUTHORIZATION. The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder have been duly authorized by the Board of Directors of Purchaser, and do not violate any provisions of the Articles of Incorporation or By-laws of Purchaser. (c) BROKERS. Purchaser has no outstanding claims against it for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement. Purchaser agrees to indemnify and hold harmless Sellers from any and all liability for any brokerage commissions, finders fees or similar obligations contracted for or incurred by Purchaser.

         5. INDEMNIFICATION BY PURCHASER. Purchaser agrees to defend, indemnify and hold harmless Sellers and their successors or assigns from, against, and in respect, of any and all loss or damage (including attorneys and accounting fees) resulting from the operation of the Subject Business and in which the event giving rise to the occurrence had its inception after transfer of possession of the Purchased Assets and relates to the operation of the Subject Business by Purchaser or its agents.

         6. INDEMNIFICATION BY SELLERS. Joe and Karen Loyd agree to defend, indemnify and hold harmless Purchaser and its successors and assigns from, against, and in respect, of any and all loss or damage (including attorneys and accounting fees) (i) resulting from the operation of the Subject Business or in which the event giving rise to the occurrence had its inception before closing and relates to the operation of the Subject business prior to transfer; and (ii) any breach by Sellers of the terms of this Agreement.

         7. DEFAULT.

                  (a) If sellers should default under this Agreement, Purchaser's remedies shall include (1) an action for specific performance of this Agreement, or (2) monetary damages for breach as permitted by law.


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                  (b) If Purchaser should default under this Agreement, then
Sellers shall be entitled to specific performance, or may select to be released from all obligation to close.

                  (c) Sellers shall endorse certificates for transfer in consideration of Purchaser signing the attached Convertible Promissory Note described in Section 1(b) hereof.

         8. EXPENSES. Sellers and Purchaser shall each pay its or their own expenses (including without limitation counsel and accounting fees and expenses) incident to the preparation and carrying out of this Agreement and the consummation of the transactions contemplated hereby, except as otherwise provided for herein.

         9. NOTICES. All notices, demands and requests which may be given or which are required to be given by any party to the others, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective when either personally delivered to the intended recipient; sent by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; delivered in person to the address set forth below for the party to which the notice was given; deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Emery or Purolator, addressed to such party at the address specified below; or sent by facsimile, telegram or telex, provided that receipt for such facsimile, telegram or telex is verified by the sender and followed by a notice sent in accordance with one of the other provisions set forth above. Notices shall be effective on the date of delivery or receipt or, if delivery is not accepted, on the earlier of the date that delivery is refused or three (3) days after the date the notice is mailed. For purposes of this Section, the addresses of the parties for all notices are as follows (unless changes by similar notice in writing are given by the particular person whose address is to be changed):

        (a)       if to Sellers,

                            Joe Loyd
                            Karen Loyd
                            Career Direction, Inc

                            -----------------------

                            =======================


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        (b)       if to Purchaser,

                            SILVER RAMONA MINING, INC.
                            2100 Highway 360N, Suite 400-B
                            Grand Prairie, Texas 75050

Any party hereto may designate a different address by notice given to the other parties.

         10. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to close shall be subject to the following conditions:

                  (a) The representations and warranties of Sellers contained in this Agreement shall be true on and as of the Closing Date.

                  (b) On the Closing Date, Sellers shall have executed and delivered all necessary instruments of transfer required to permit Purchaser to run the business, including, but not limited to any assignment of marks and intellectual property, telephone numbers, leases and of any bill of sale. Sellers shall provide stock certificates at closing fully endorsed for transfer.


         11. COVENANT AGAINST COMPETITION.

                  (a) For a period of four years following the date of Closing each of the Sellers shall not (i) directly or indirectly conduct or have any beneficial ownership or equity interest in any Competing Business operating within Purchaser's area of influence, which is within the geographic area in which Silver Ramona Mining, Inc. or Career Direction operates, or has commenced business activity, whether such interest is structured as a partner, shareholder, beneficiary, or otherwise, or have any right, option, agreement, understanding, or arrangement to acquire any such interest; (ii) solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate to or for a Competing Business the business of any person or entity located within the Area which was a customer of the company on (or within one year prior to the Closing Date), (iii) induce or attempt to induce any of companies' business contacts to curtail its orders or cancel its business, (iv) induce or attempt to induce any employee of companies to terminate or modify their employment arrangement. For the purposes of this Section 11, "Competing Business" means any business which is engaged in the business of International Employment Testing software and related career fairs.


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                  (b) If Sellers commit a breach, or threaten to commit a breach of the provisions of subsection (a) above, Purchaser shall have the right and remedy to have the provisions of subsection specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Purchaser and that money damages will not provide remedy to Purchaser.

                  (c) If any of the covenants contained in subsection (a) above, or any part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in subjection (a) above, or any part thereof, are held to be unenforceable because of the scope or duration of such provision of the geographic area covered thereby, the parties agree that the court making such determination shall have the power to reduce the scope, duration, or area of such provision and, in its reduced form, said provision shall then be enforceable.

         12. MISCELLANEOUS.

                  (a) ASSIGNMENT. This Agreement may not be assigned by any party hereto without the consent of the other parties.

                  (b) PRORATION OF TAXES AND ADJUSTMENTS. All state and local personal property taxes relating to the Purchased Assets shall be prorated between Purchaser and Sellers as of the Transfer of Possession of Subject Business.

                  (c) SECTION AND PARAGRAPH HEADINGS. The Section and Paragraph headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context permits, singular shall include plural and one gender shall include all. Notice given by or to the attorney for any party shall be as effective as if given by or to that party.

                  (d) AMENDMENT. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

                  (e) ENTIRE AGREEMENT. If any provision of this Agreement is held invalid or unenforceable, it is the intent of the parties that all other provisions remain fully valid. This Agreement


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and the exhibits, schedules, certificates, and documents referred to herein constitute the entire agreement of the parties, and supersede all understandings with respect to the subject matter hereof.

                  (f) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  (g) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND DEEMED PERFORMABLE IN THE STATE OF TEXAS.

                  (h) COMPANY BOUND. By signature below, Company is indicates its agreement to all terms here. IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date and year first above written.

                              PURCHASER:
                              SILVER RAMONA MINING, INC.
                              By:
                                 ---------------------------
                              SELLER:

                              By:
                                 ---------------------------
                                  Karen Loyd, Personally


                              By:
                                 ---------------------------
                                  Joe Loyd, Personally


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                               SCHEDULE 1 (a) (i)
                           PROPERTY/ASSET DESCRIPTIONS

                    (To be updated within 3 days of Closing)


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                               SCHEDULE 1 (a) (ii)

                             INVENTORY AND EQUIPMENT


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                                   SCHEDULE 2

                                   LITIGATION


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